Exhibit 10.1
FIRST AMENDMENT TO
CREDIT AGREEMENT
THIS FIRST AMENDMENT to Credit Agreement (this “Amendment”) is entered into as of April 12, 2023, by and among JPMORGAN CHASE BANK, N.A., (“JPMorgan”) as Administrative Agent (in such capacity, “Administrative Agent”), the Lenders party hereto (each a “Lender” and collectively, the “Lenders”) including JPMorgan in its capacity as a Lender, the Loan Parties party hereto and Telos Corporation, a Maryland corporation (“Borrower”).
Recitals
A.Administrative Agent, Lenders, the Loan Parties and Borrower have entered into that certain Credit Agreement dated as of December 30, 2022 (as amended from time to time, the “Credit Agreement”).
B.Lenders have extended credit to Borrower for the purposes permitted in the Credit Agreement.
C.Borrower, the Loan Parties, the Administrative Agent and the Lenders have agreed to amend certain provisions of the Credit Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
Agreement
Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Credit Agreement.
2.Amendments to Credit Agreement.
1.1Section 1.1 (Defined Terms). Section 1.1 of the Credit Agreement is hereby amended and restated by amending and restating the definition of “Excluded Property” as follows:
    “Excluded Property” means any of the following: (a) any rights or interest in any lease, permit, license or license agreement covering personal property of Borrower or any other Loan Party if, under the terms of such lease, permit, license or license agreement, or applicable laws with respect thereto, the grant of a security interest or Lien therein is prohibited as a matter of law or under the terms of such lease, permit, license or license agreement and such prohibition or restriction has not been waived or the consent of the other party to such lease, permit, license or license agreement has not been obtained; provided, that (i) the foregoing exclusions of this clause (a) shall in no way be construed (x) to apply to the extent that any described prohibition or restriction is ineffective under Section 9-406, 9-407, 9-408 or 9-409 of any applicable UCC or other applicable law, or (y) to apply to the extent that any consent or waiver has been obtained that would permit Administrative Agent’s security interest or lien to attach notwithstanding the prohibition or restriction on the pledge of such lease, permit, license or license agreement and (ii) the foregoing exclusions of this clause (a) shall in no way be construed to limit, impair, or otherwise affect any of Administrative Agent’s or any other Lender’s continuing security interests in and liens upon any rights of Borrower or any Loan Party in or to (1) monies due or to become due under or in connection with any such lease, permit, license, license agreement or equity interests (including any accounts or equity interests), or (2) any proceeds from the sale, license, lease or other dispositions of any such lease, permit, license, license agreement or equity interests), (b) any United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law; provided, that upon the submission and acceptance by the United States Patent and Trademark Office of an amendment to allege use pursuant to 15 U.S.C. Section 1060(a) (or any successor provision), such intent-to-use trademark application shall not be considered Excluded Property, (c) nominee or directors’ qualifying shares, (d) any governmental licenses or state or local franchises, charters, and authorizations to the extent a security interest therein is prohibited or restricted by applicable law, other than proceeds and receivables therefrom, (e) assets of Foreign Subsidiaries that are CFCs, Disregarded Domestic Persons and Equity Interests owned by such Persons, (f) interests in joint ventures and non-wholly-owned subsidiaries that cannot be pledged without the consent of third parties, (g) equipment and assets that are subject to a lien securing a purchase money obligation or Capital Lease Obligation permitted to be incurred under the Loan Documents, if the underlying contract or other agreement prohibits or restricts the creation of any other lien on such equipment (including any requirement to obtain the consent of a third party) or the granting of a lien on such assets would trigger the termination (or a right of termination) of any such purchase money or capital lease agreement pursuant to any “change of control” or similar provision or the ability for any third party to amend any rights, benefits and/or obligations of the Loan Parties in respect of those assets, except to the extent such prohibition or restriction is rendered ineffective pursuant to the applicable UCC or any other applicable law or principles of equity (other than the proceeds thereof, with respect to which the collateral assignment in favor of the Secured Parties is expressly deemed effective under the applicable UCC notwithstanding such prohibition); provided, however, that such security interest shall attach immediately at such time as such prohibition shall cease to exist and, to the extent possible, shall attach immediately to any portion of such equipment or assets that does not result in any of the consequences specified in this clause (g) including, without limitation, any proceeds of such equipment or assets, (h) Excluded Accounts (as defined in the Security Agreement), (i) Equity Interests of Foreign Subsidiaries that are CFCs and Equity Interests of Disregarded Persons to the extent such Equity Interests are not required to be pledged under Section 5.14 hereof, (j) any other asset of Borrower and or any other Loan Party to the extent that Administrative Agent, in consultation with the Borrower, determines that the costs of creating or perfecting such pledge shall be unreasonably excessive in relation to the benefits to Administrative Agent or Lenders of the security afforded thereby; provided, that any proceeds, substitutions or replacements of any Excluded Property shall not be Excluded Property (unless such proceeds, substitutions or replacements are otherwise, in and of themselves, Excluded Property) and (k) (i) monies due or to become due to Iron Bow Technologies, LLC under or in connection with that certain Assignment of Monies Due Under Accounts Receivable Purchase Agreement dated July 31, 2018, as amended from time to time, among the Borrower, Iron Bow Technologies, LLC, Republic Capital Access, LLC and RCA Funding, LLC, and (ii) receivables that are generated by the Borrower from the sale of goods supplied by Iron Bow Technologies, LLC, in each case, in an aggregate amount not to exceed Twenty-Five Million Dollars ($25,000,000) for the period after April 12, 2023.
3.Limitation of Amendment.
1.1The amendments set forth in Section 2 above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Administrative Agent or any Lender may now have or may have in the future under or in connection with any Loan Document.
1.2This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
4.Representations and Warranties. To induce Administrative Agent and Lenders to enter into this Amendment, Borrower and each Loan Party hereby represent and warrant to Administrative Agent and Lenders as follows:
1.1Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;
1.2Each Loan Party has the power and authority to execute and deliver this Amendment and to perform its obligations under the Credit Agreement, as amended by this Amendment;
1.3The organizational documents of each Loan Party delivered to Administrative Agent and Lenders on the Effective Date, or subsequent thereto, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
1.4The execution and delivery by each Loan Party of this Amendment and the performance by each Loan Party of its obligations under the Credit Agreement, as amended by this Amendment, have been duly authorized;
1.5The execution and delivery by each Loan Party of this Amendment and the performance by each Loan Party of its obligations under the Credit Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting such Loan Party, (b) any contractual restriction with a Person binding on such Loan Party, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on such Loan Party, or (d) the organizational documents of such Loan Party;
1.6The execution and delivery by each Loan Party of this Amendment and the performance by such Loan Party of its obligations under the Credit Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on such Loan Party, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Loan Documents; and
1.7This Amendment has been duly executed and delivered by each Loan Party and is the binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
5.Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.Effectiveness. This Amendment shall become effective as of the date first written above only upon satisfaction in full in the discretion of the Administrative Agent of each of the following conditions (the “First Amendment Effective Date”):
1.1The Administrative Agent shall have received a copy of this Amendment duly executed and delivered by all of the Lenders, the Borrower, each other Loan Party and the Administrative Agent;
1.2The representations and warranties of or on behalf of the Loan Parties in this Amendment are true, accurate and complete (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date) on and as of the First Amendment Effective Date;
1.3The Loan Parties shall have paid all outstanding costs and expenses owed to the Administrative Agent pursuant to Section 9.3 of the Credit Agreement, including, without limitation, all reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent;
1.4The Administrative Agent shall have received all other documents, opinions or materials requested by the Administrative Agent in its reasonable discretion, in each case, in form and substance reasonably acceptable to the Agent.
7.Ratification, etc. Except as expressly amended or otherwise modified hereby, the Credit Agreement, each other Loan Document and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. This Amendment shall constitute a Loan Document. The Loan Parties hereby ratify and reaffirm the validity and enforceability of all of the Liens and security interests heretofore granted and pledged by the Loan Parties pursuant to the Loan Documents to which it is a party to the Administrative Agent, on behalf and for the benefit of the Lenders, as collateral security for the Secured Obligations, and acknowledge that all of such Liens and security interests, granted, pledged or otherwise created as security for the Secured Obligations continue to be and remain collateral security for the Secured Obligations from and after the First Amendment Effective Date.
8.Reference to and Effect on the Credit Agreement.
1.1Upon the effectiveness of this Amendment, (A) each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Credit Agreement as amended or otherwise modified hereby and (B) each reference in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended or otherwise modified hereby.
1.2Except as specifically waived, amended or otherwise modified above, the terms and conditions of the Credit Agreement and any other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect and are hereby ratified and confirmed.
1.3The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender under the Credit Agreement or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, in each case except as specifically set forth herein.
9.Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, but giving effect to federal laws applicable to national banks.
[Balance of Page Intentionally Left Blank]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

TELOS CORPORATION, as the Borrower
By:	/s/ E. Hutchinson Robbins, Jr.
Name:	E. Hutchinson Robbins, Jr.
Title:	Executive Vice President and General Counsel

UBIQUITY.COM, INC., as a Loan Guarantor
By:	/s/ E. Hutchinson Robbins, Jr.
Name:	E. Hutchinson Robbins, Jr.
Title:	Authorized Officer

XACTA CORPORATION, as a Loan Guarantor
By:	/s/ E. Hutchinson Robbins, Jr.
Name:	E. Hutchinson Robbins, Jr.
Title:	Authorized Officer

TELOWORKS, INC., as a Loan Guarantor
By:	/s/ E. Hutchinson Robbins, Jr.
Name:	E. Hutchinson Robbins, Jr.
Title:	Authorized Officer

TELOS IDENTITY MANAGEMENT SOLUTIONS, LLC, as a Loan Guarantor
By:	/s/ E. Hutchinson Robbins, Jr.
Name:	E. Hutchinson Robbins, Jr.
Title:	Authorized Officer

[Signature Page to First Amendment to Credit Agreement]

JPMORGAN CHASE BANK, N.A., individually, and as Administrative Agent and Issuing Bank
By:	/s/ Myles Upchurch
Name:	Myles Upchurch
Title:	Authorized Credit Officer

By:	/s/ Myles Upchurch
Name:	Myles Upchurch
Title:	Authorized Credit Officer

[Signature Page to First Amendment to Credit Agreement]